Exhibit 10

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement"), dated as of December 1, 2005 among SIAM IMPORTS, INC., a Nevada corporation ("Siam"); SIAM ACQUISITION CORP., a Nevada corporation ("SAC"); and VAUGHAN FOODS, INC., an Oklahoma corporation ("Vaughan") and together with Siam and SAC collectively, the "Parties," and individually, a "Party" ).

                                    RECITALS

     A. Vaughan is a privately held corporation engaged in the business of processing certain food products and Siam is a publicly reporting corporation.

     B. Siam and Vaughan have agreed in principle to a merger on the terms and subject to the conditions set forth in this Agreement.

     C. The respective Boards of Directors of Vaughan, Siam and SAC have each determined that it is advisable and in the best interests of their respective stockholders that Siam acquire Vaughan pursuant to the terms and conditions of this Agreement, and, in furtherance of such acquisition, such Boards of Directors have approved the merger of SAC with and into Vaughan, so that Vaughn will be the surviving corporation (the "Merger"), in accordance with the terms of this Agreement and the applicable provisions of Article 78 (Private Corporations) the Nevada Revised Statutes("NRS") and, if applicable, the Oklahoma General Corporation Act ("OGCA," and together with the NRS, the "Corporation Laws").

     D. For United States federal income tax purposes, it is intended that the Merger shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall be, and is hereby, adopted as a "plan of reorganization" for purposes of Section 368(a) of the Code;

     E. Pursuant to the Merger, each outstanding share of the common stock of Vaughan ("Vaughan Common Stock") shall be converted into the right to receive shares of common stock of Siam, par value $.001 par per share ("Siam Common Stock").

     F. The Parties desire in this Agreement to make certain representations, warranties, covenants, and agreements in connection with, and establish certain conditions precedent to, the Merger.

     Accordingly, in consideration of the representations, warranties and covenants contained in this Agreement, the Parties agree as follows:
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                                   ARTICLE I

                                   THE MERGER

1.1 The Merger; The Merger Consideration.

     (a) As of the date of this Agreement and immediately prior to the Effective Time (as defined below), Siam has (and will have) outstanding 8,000,000 shares of Siam Common Stock.

     (b) In connection with the Merger,

          (i) The shares of Vaughan Common Stock issued and outstanding at the Effective Time shall be exchangeable for that number of fully paid and nonassessable shares of the Siam Common Stock, and each holder of Vaughan Common Stock will be entitled to receive such number of shares of Siam Common Stock as shall be proportionate to the number of outstanding shares of Vaughan Common Stock held by such shareholder immediately prior to the Effective Time. As of the Effective Time, each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of the Vaughan Common Stock shall cease to have any rights with respect thereto, except the right to receive a certificate or certificates representing the number of whole shares of the Siam Common Stock into which such shares of Vaughan Common Stock have been converted;

          (ii) Each warrant to acquire shares of Vaughan Common Stock (each, a "Vaughan Warrant" and collectively, the "Vaughan Warrants") issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into a warrant (a "Siam Warrant") to acquire that number of fully paid and nonassessable shares of the Siam Common Stock. As of the Effective Time, each holder of Vaughan Warrant shall cease to have any rights with respect thereto, except the right to receive a Siam Warrant representing the right to acquire the number of whole shares of Siam Common Stock which such option represents in accordance with the preceding sentence;

          (iii) Each warrant to acquire units comprised of shares of Vaughan Common Stock and warrants to purchase shares of Vaughan Common Stock (each, a "Vaughan Unit Purchase Warrant" and collectively, the "Vaughan Unit Purchase Warrants") issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into a warrant (a "Siam Unit Purchase Warrant") to acquire that number of units comprised of fully paid and nonassessable shares of the Siam Common Stock and warrants to acquire fully paid and nonassessable shares of Siam Common Stock. As of the Effective Time, each holder of a Vaughan Unit Purchase Warrant shall cease to have any rights with respect thereto, except the right to receive a Siam Unit Purchase Warrant representing the right acquire the number of whole shares of Siam Common Stock and the number of warrants which such option represents in accordance with the preceding sentence;

          (iv) Each share of Siam Common Stock issued and outstanding at the Effective Time shall continue to be outstanding, with the same rights and privileges; and

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          (v) By operation of law, as of the  Effective  Time the assets and the liabilities, obligations, contracts, if any, of SAC will become the debts, obligations, contracts, liabilities and assets of Vaughan.

1.2 Certificates of Merger.

     Articles of merger (the "Nevada Certificate") shall be prepared, executed and delivered to the Secretary of State of the State of Nevada (the "Nevada Secretary") for filing on the Closing Date, as defined in Section 3, in accordance with the NRS, and, if required by the OGCA, a certificate of merger or consolidation (the "Oklahoma Certificate," and together with the Nevada Certificate, the "Merger Certificates") shall be prepared, executed and delivered to the Secretary of State of the State of the State of Oklahoma (the "Oklahoma Secretary," and together with the Nevada Secretary, the "Secretaries") for filing on the Closing Date, as defined in Section 3, in accordance with the respective Corporation Laws.

1.3 Effective Time.

     The Merger shall become effective upon the filing of the respective Merger Certificates with the Secretaries in accordance with the provisions of the respective Corporation Laws (or solely with the Nevada Secretary, if a certificate of merger or consolidation is not legally required to be filed with the Oklahoma Secretary). The date and time of the filing of the Merger Certificates with the Secretaries (or articles of merger solely with the Nevada Secretary) is referred to herein as the "Effective Time."

1.4 Tax-Free Merger.

     The Parties intend that the Merger will be treated as a tax-free reorganization under Section 368(a) of the Code.

                                   ARTICLE II

                              EFFECT OF THE MERGER

2.1 General

     Subject to the terms and conditions of this Agreement, at the Effective Time, the corporate existence of SAC shall merge with and into Vaughan in accordance with the respective Corporation Laws, the separate corporate existence of SAC shall cease, and Vaughan shall continue as the surviving corporation in the Merger and deemed to be a continuation of the entities and identities of SAC and Vaughan. Vaughan, in its capacity as the surviving corporation of the Merger, is sometimes referred to herein as the "Surviving Corporation." The Surviving Corporation shall possess all the rights, privileges, powers, immunities and franchises of SAC (sometimes referred to hereinafter as the "Merged Corporation"); all assets, real, personal and mixed, and all debts due on whatever account, and all and every interest, of or belonging to or due the Merged Corporation shall, by operation of law, be vested in the Surviving Corporation without further act or deed. The Surviving Corporation shall have all the rights, privileges, immunities and powers, and shall be subject to all the duties and liabilities of, a corporation organized under the OGCA.

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
2.2 Exchange or Conversion of Securities.

     (a) At the Effective Time, by virtue of the Merger and without any action on the part of any Party or holder of Vaughan Shares, the aggregate number of shares of Vaughan Common Stock outstanding immediately prior to the Effective Time and owned of record by Vaughan shareholders shall be exchangeable solely for an aggregate of 11,580,000 validly issued, fully paid and nonassessable shares of Siam Common Stock.

     (b) At the Effective Time, by virtue of the Merger and without any action on the part of any Party or holder of Vaughan Warrants, the aggregate number of Vaughan Warrants outstanding immediately prior to the Effective Time and owned of record by holders of Vaughan Warrants shall be converted into and become an aggregate of 2,000,000 validly issued Siam Warrants, each Siam Warrant entitling the holder to acquire one share of Siam Common Stock on substantially the same terms as applied to the Vaughan Warrant.

     (c) At the Effective Time, by virtue of the Merger and without any action on the part of any Party or holder of Vaughan Unit Purchase Warrants, the aggregate number of Vaughan Unit Purchase Warrants outstanding immediately prior to the Effective Time and owned of record by holders of Vaughan Unit Purchase Warrants shall be converted into and become an aggregate of 80,000 validly issued Siam Unit Purchase Warrants, each Siam Unit Purchase Warrant entitling the holder to purchase to acquire a unit consisting of four shares of Siam Common Stock and two warrants to purchase shares of Siam Common Stock on substantially the same terms as applied to the Vaughan Unit Purchase Warrant.

2.3 Surrender of Securities.

     (a) For purposes of this Agreement, "Business Day" shall mean a day other than a Saturday, Sunday or day when commercial banks are not generally open to the public in New York, New York. Not later than one (1) Business Day after the Effective Time, each holder of record of shares of Vaughan Common Stock outstanding immediately prior to the Effective Time ("Outstanding Shares"), shall deliver or cause to be delivered to Siam a certificate or certificates representing the number of shares of Outstanding Shares held by such holder ("Outstanding Share Certificates"). To the extent that a holder of record of Outstanding Shares (each a "Shareholder") delivers or causes to be delivered to Siam a Outstanding Share Certificates, then Siam shall promptly deliver or cause to be delivered to such Shareholder or such Shareholder's duly appointed agent, a certificate(s) representing the number of shares of Siam Common Stock to which the Shareholder is entitled pursuant to Sections 1.1(b) and 2.2 hereof. Siam shall effect delivery of the certificate or certificates for Siam Common Stock against receipt of the Shareholder's Outstanding Share Certificates. At the Effective Time, a holder of an Outstanding Share Certificate shall not have any rights with respect to shares of Siam Common Stock, other than to surrender such Outstanding Share Certificate pursuant to this Section 2.3(a)

     (b) Not later than one (1) Business Day after the Effective Time, each holder of record of Vaughan Warrants and of Vaughan Unit Purchase Warrants outstanding immediately prior to the Effective Time ("Outstanding Warrants"), shall deliver or cause to be delivered to Siam a certificate or certificates representing the number of Outstanding Warrants held by such holder ("Outstanding Warrant Certificates"). To the extent that a holder of record of Outstanding Warrants (each a "Warrantholder") delivers or causes to be delivered

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
to Siam an Outstanding Warrant Certificate(s), then Siam shall promptly deliver or cause to be delivered to such Warrantholder or such Warrantholder's duly appointed agent, a certificate(s) representing the number of Siam Warrants or
Siam Unit Purchase Warrants, as applicable, to which the Warrantholder is entitled pursuant to Sections 1.1(b) and 2.2 hereof. Siam shall effect delivery of the certificate or certificates for Siam Warrants or Siam Unit Purchase Warrants, as applicable, against receipt of the Holder's Outstanding Warrant Certificate(s). Each Outstanding Warrant Certificate surrendered shall immediately be canceled. At the Effective Time, a holder of an Outstanding Warrant Certificate shall not have any rights with respect to the securities of Siam, other than to surrender such Outstanding Warrant Certificate pursuant to this Section 2.3(b).

     (c) Siam shall follow the same procedure with respect to lost, stolen or mutilated Share Certificates or Warrant Certificates as Vaughan followed with respect to lost, stolen or mutilated certificates prior to the Effective Time, which procedures shall include, at a minimum, receipt of an affidavit and indemnity of lost certificate in customary form (but without the requirement of any bond or security for such indemnity).

2.4 Distributions With Respect To Outstanding Shares Not Exchanged.

     No dividends or other distributions declared or made after the Effective Time with respect to Siam Common Stock with a record date after the Effective Time shall be paid to the holder of any Outstanding Share Certificate not surrendered in respect of the shares of Siam Common Stock such Shareholder is entitled to receive upon surrender thereof, until the holder of such Outstanding Share Certificate shall surrender, or cause to be surrendered, to Siam, such Outstanding Share Certificate. Subject to the effect of applicable laws, following surrender of any such Outstanding Share Certificate, there shall be paid to the holder of the certificates representing shares of Siam Common Stock issued in exchange for such Outstanding Share Certificate, (i) promptly, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of Siam Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such shares of Siam Common Stock. No interest shall be paid on any amounts payable under this Section 2.5.

2.5 No Further Rights in Outstanding Shares or Outstanding Warrants.

     All shares of Siam Common Stock and Siam Warrants or Siam Purchase Warrants issued upon exchange of the Outstanding Shares or Outstanding Warrants, as applicable, in accordance with the terms of this Agreement shall be deemed to have been issued in full satisfaction of all rights pertaining to such Outstanding Shares or Outstanding Warrants, as applicable.

2.6      No Fractional Shares.

     No certificates or scrip evidencing fractional shares of Siam Common Stock shall be issued upon the surrender for exchange of Outstanding Share Certificates and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Siam. In lieu of fractional

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shares of Siam  Common  Stock,  any  fractional  share will be rounded up to the nearest whole share of Siam Common Stock.

2.7 No Transfers of Stock After Effective Time.

     After the Effective Time, there shall be no transfers of securities of the Merged Corporation on the securities transfer books of the Merged Corporation. If, after the Effective Time, Outstanding Share Certificates or Outstanding Warrant Certificates are presented to the Surviving Corporation, they shall be forwarded to Siam and exchanged in accordance with Section 2.4.

2.8 Restrictions on Transfer.

     (a) Shares of Siam Common Stock issued in connection with the Merger (the "New Siam Shares"), are being issued pursuant to an exemption from registration provided for in Section 4(2) of the Securities Act. Each certificate representing any New Siam Shares shall be subject to stop transfer instructions and shall bear a legend substantially similar to the following:

          "THE  SECURITIES  REPRESENTED BY THIS  CERTIFICATE  HAVE NOT
          BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF SUCH SECURITIES THAT SUCH REGISTRATION IS NOT REQUIRED."

     (b) Siam Warrants issued in connection with the Merger, are being issued pursuant to an exemption from registration provided for in Section 4(2) of the Securities Act. Each certificate representing any Siam Warrants and the shares of Siam Common Stock underlying the Siam Warrant shall be subject to stop transfer instructions and the Siam Warrants shall bear a legend substantially similar to the following:

          "THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SUCH ACT OR ANY
          APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF SUCH SECURITIES THAT SUCH REGISTRATION IS NOT REQUIRED."

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
2.9 Certificate of Incorporation and Bylaws of Surviving Corporation.

     (a) The Certificate of Incorporation of Vaughan in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, except that the name of the surviving corporation will be changed to Vaughan Operating Corp.

     (b) The Bylaws of the Vaughan in effect at the Effective Time shall be the Bylaws of the Surviving Corporation.

2.10 Management of Surviving Corporation and Siam.

     (a) One or more of the directors of Vaughan immediately prior to the Effective Time shall be the initial directors of Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the articles of incorporation or bylaws of the Surviving Corporation or as otherwise provided by applicable law.

     (b) The officers of Vaughan immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation or Bylaws of the Surviving Corporation or as otherwise provided by applicable law.

     (c) At the Closing,  (i) the officers and  directors of Siam shall  resign;
(ii) such officers and directors of Siam shall be replaced by the individuals serving as the officers and directors of Vaughan immediately prior to the Effective Time (expected to be the individuals named under "Management" in Vaughan's Private Placement Memorandum dated December 1, 2005 (as amended and/or supplemented from time to time the "Memorandum," copies of which Memorandum have heretofore been provided to Siam and its counsel), unless any such individual shall not then be serving in such capacity), and (iii) Siam, as condition precedent to Vaughan's obligations to consummate the transactions contemplated hereby, shall cause such individuals to be so appointed as officers and directors of Vaughan; provided that one or more existing directors will remain in office and the new directors shall not constitute more than 50% of the Siam's Board until at least ten (10) days after Siam makes the filing with the SEC required by Rule 14f-1 (the "Rule") promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and mails the statement required by such Rule to Siam's shareholders of record; such filing to be prepared by Vaughan's counsel in consultation with Siam's counsel The new management shall cause Siam to make such filings as may be required or indicated under the Exchange Act; provided, however, the resignation of the directors of Siam and the appointment of new directors in accordance with the terms of this Section 2.11(c) shall accomplished through the filling of vacancies on the Board of Directors of Siam in compliance with the applicable provisions of the NRS and the Bylaws of Siam and without the vote (by written consent or otherwise) of the shareholders of Siam. Prior to the Effective Time, Vaughan will furnish to Siam such information as Siam's counsel may reasonably request regarding the proposed new management of Siam to permit Siam to comply, in consultation with Vaughan and its counsel with any governmental filing requirements that Siam may have.

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2.11 Taking of Necessary Action, Further Assurances.

     Each of Vaughan, Siam and SAC shall use its or their commercially reasonable efforts to take all such action as may be necessary or appropriate to effectuate the Merger in accordance with this Agreement as promptly as possible and at the time contemplated by this Agreement. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Vaughan, as the Surviving Corporation with, full right, title and possession to all assets property, rights, privileges, powers and franchises of SAC, the officers and directors of Vaughan, Siam and SAC immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE III

                                     CLOSING

3.1 Closing.

     Subject to the provisions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Morse Zelnick Rose & Lander LLP, 405 Third Avenue, New York, NY, within two (2) Business Days after the date on which the last of the conditions to Closing set forth in Article VIII shall have been satisfied or waived, or at such other place and on such other date as is mutually agreeable to Siam and Vaughan (the "Closing Date"). The Closing will be effective as of the Effective Time.

3.2 Closing Deliveries.

     At the Closing, each of the Parties shall make the Closing deliveries required of it pursuant to Article VIII of this Agreement.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF VAUGHAN

     Except as set forth in the Memorandum or the disclosure schedule attached hereto as Exhibit A (the "Vaughan Disclosure Schedule"), Vaughan represents and warrants to Siam and SAC that the statements contained in this Article IV are true and complete as of the date of this Agreement (or if made as of a specified date, as of such date) and will be true and complete as of the Closing Date (or, if made as of a specified date, as of such date), except to the extent that any such representation and warranty speaks as of an earlier date. Unless the context otherwise requires, all references to Vaughan contained in this Article IV shall be read to include Vaughan together with its direct or indirect subsidiaries, if any.

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4.1 Organization and Qualification.

     (a) Vaughan is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma and has the requisite corporate power and authority to carry on its business as it is now being conducted. There is no pending or threatened proceeding for the dissolution or liquidation of Vaughan.

     (b) Except as set forth in the Memorandum or Vaughan Disclosure Schedule, Vaughan (i) does not, directly or indirectly, own any interest in any corporation, partnership, joint venture, limited liability company, or other Person and (ii) is not subject to any obligation or requirement to provide funds to or to make any investment (in the form of a loan, capital contribution or otherwise) in or to any Person. For purposes of this Agreement, "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, limited liability company, corporation or governmental authority or body or any group comprised of one or more of the foregoing.

     (c) Vaughan is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the properties owned or leased by it makes such qualification or licensing necessary, except for any such jurisdiction where the failure to so qualify or be licensed, individually and in the aggregate for all such jurisdictions, would not reasonably be expected to have a Vaughan Material Adverse Effect. For purposes of this Agreement, as to Vaughan, "Vaughan Material Adverse Effect" means an action, event or occurrence if it has, or could a material adverse effect on the business, financial condition or results of operations of Vaughan.

     (d) Vaughan has provided or, promptly following the date of this Agreement, will provide to Siam, upon request, complete and accurate copies of (i) the Certificate or Articles of Incorporation and Bylaws of Vaughan, each as amended to date and currently in effect, and (ii) minutes and other records of the meetings, written consents and other proceedings of the its Board of Directors, any Committees thereof and stockholders of Vaughan. Vaughan is not violation of any provisions of its Certificate or Articles of Incorporation or Bylaws, each as amended to date

4.2 Capitalization.

     The authorized capital stock of Vaughan currently consists of 800 shares of Vaughan Common Stock, all of which shares are currently issued and outstanding. Immediately prior to the Effective Time, the authorized capital stock of Vaughan will be increased to 20,000,000 shares of Vaughan Common Stock and a "forward split" of the currently outstanding shares of Vaughan Common Stock will be effected. Subsequent to issuance of Vaughan Common Stock pursuant to the forward split and the closing of the Placement, the issued and outstanding shares of Vaughan Common Stock will, immediately prior to the Effective Date, be increased to 11,580,000 shares. At the Effective Time, after giving effect to the Placement, Vaughan shall have outstanding 2,000,000 Vaughan Warrants and 80,000 Vaughan Unit Purchase Warrants as set forth in the Vaughan Disclosure statement.

     All issued and outstanding shares of Vaughan Common Stock are, and immediately prior to the Effective Time will be, validly issued and outstanding, fully paid and nonassessable and free of preemptive rights. Other than as set forth in this Agreement and the Vaughan Disclosure Statement, immediately prior to the Effective Time, (i) there will be no shares of capital stock or other equity securities of Vaughan outstanding and (ii) there will no outstanding options, warrants, subscription rights (including any preemptive rights), calls, or commitments or convertible securities of any character whatsoever outstanding to which Vaughan is a party or is bound, requiring or which could require the issuance, sale or transfer by Vaughan of any shares of capital stock of Vaughan or any securities convertible into or exchangeable or exercisable for, or rights to purchase or otherwise acquire, any shares of capital stock of Vaughan. There are no stock appreciation rights or similar rights relating to Vaughan. Vaughan does not currently have outstanding any bonds, debentures, notes, or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of Vaughan on any matter; provided that, immediately prior to the Effective Date, the Vaughan Warrants and the Vaughan Unit Purchase Warrants will be outstanding. Vaughan has not adopted a stockholder rights plan.

4.3 Authority.

     (a) Vaughan has the requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Vaughan and the consummation by Vaughan of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Vaughan, subject to approval by its stockholders. This Agreement has been duly executed and delivered by Vaughan and subject to the authorization, execution and delivery of this Agreement by Siam and SAC, constitutes a legal, valid and binding obligation of Vaughan, enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy laws and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

     (b) The execution and delivery by Vaughan of this Agreement does not, and the consummation of the transactions contemplated hereby will not, (i) conflict with, or result in a violation of, any provision of Vaughan's certificate or articles of incorporation and bylaws, as amended to date, (ii) constitute or result in a breach of or default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the termination or suspension of, or accelerate the performance required by, or result in a right of termination, cancellation or acceleration of any obligation or a loss of a benefit under, any note, bond, mortgage, indenture, deed of trust, lease, agreement or other instrument or obligation to which Vaughan is a party or to which the properties or assets of Vaughan are subject, (iii) create any lien upon any of assets of Vaughan, or (iv) constitute, or result in, a violation of any law applicable to Vaughan or any of its properties or assets or of any judgment, order or decree of any court or arbitrator to which Vaughan or any of its properties or assets is subject.

     (c) No consent, approval, order or authorization of, notice to, registration or filing with any governmental authority or other Person is required to be obtained or made by Vaughan in connection with the execution and delivery of this Agreement by Vaughan or the consummation by Vaughan of the transactions contemplated hereby, except, if required, for the filing of the

Oklahoma Certificate with the Oklahoma Secretary and as set forth in Vaughan Disclosure Schedule.

4.4 Financial Statements.

     (a) Copies of (i) the audited balance sheets of Vaughan as of December 31, 2003 and December 31, 2004, and the related audited statements of operations, stockholders' equity and cash flows for the years then ended, and (ii) the unaudited balance sheet of Vaughan as of September 30, 2005 (the "Vaughan September Balance Sheet") and the unaudited statements of operations, stockholders' equity and cash flows for the nine-month period then ended (collectively, the "Vaughan Financial Statements") have heretofore been furnished to Siam. The audited financial statements included in the Vaughan
Financial Statements (including the related notes) have been prepared in accordance with United States generally accepted accounting principles consistently applied ("GAAP") during the periods involved (except as may be indicated therein or in the notes thereto), and the Vaughan Financial Statements present fairly, in all material respects, the financial position of Vaughan as of the respective dates set forth therein, and the results of its operations and cash flows for the respective periods set forth therein (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments).

     (b) The books and records of Vaughan are being maintained in material compliance with applicable legal and accounting requirements.

     (c) Except as and to the extent reflected, disclosed or reserved against in the Memorandum (including the Vaughan Financial Statements and the notes thereto), or in the Vaughan Disclosure Schedule, as of December 31, 2004, Vaughan had no liabilities, whether absolute, accrued, contingent or otherwise, material to the financial condition or prospects of Vaughan which were required by GAAP (consistently applied) to be disclosed in Vaughan's consolidated financial statements as of December 31, 2004 or the notes thereto. Since that date, Vaughan has not incurred any material liabilities, except in the ordinary course of business and consistent with past practice, except as related to the transactions contemplated by this Agreement or as disclosed in the Memorandum (including Vaughan's unaudited financial statements as of and for the nine month period ending September 30, 2005) or the Vaughan Disclosure Schedule.

4.5 Absence of Certain Changes or Event.

     Except as disclosed in the Memorandum or the Vaughan Disclosure Schedule, there has not been any material adverse change in the business, financial condition or results of operations of Vaughan since December 31, 2004 and, to the Knowledge of Vaughan, so far as Vaughan can now forsee, no facts or conditions exist which Vaughan believes will cause such a material adverse change in the future. As used herein, "Knowledge" with respect to any Party, means the actual knowledge of the senior executive officers (or individuals performing similar functions) of such Person, after reasonable inquiry.

4.6 Litigation.

     There are no legal actions (i) pending or, to the Knowledge of Vaughan, threatened in writing against Vaughan or the transactions contemplated by this Agreement and which, if determined adversely to Vaughan, would have a Vaughan Material Adverse Effect or (ii) pending or, to the Knowledge of Vaughan, threatened in writing against any current employee, officer or director of Vaughan that in any way relates to Vaughan and which, if determined adversely to Vaughan, would have a Vaughan Material Adverse Effect. To the Knowledge of Vaughan, it is not subject to any order, judgment, writ, injunction or decree of any governmental authority which if enforced against Vaughan would have a Vaughan Material Adverse Effect.

4.7 Taxes. Vaughan has timely filed all material tax returns and reports required to be filed by it, after giving effect to any filing extension properly granted by a governmental authority having authority to do so ("Vaughan Tax Return"). Each such Vaughan Tax Return is, in all material respects, true and complete. Vaughan has paid, within the time and manner prescribed by law, all material taxes that are due and payable. To the Knowledge of Vaughan, no Vaughan Tax Return is the subject of any investigation, audit or other proceeding by any federal, state or local tax authority.

4.8 Contracts.

     To the Knowledge of Vaughan, (i) it is not in default under or breach of any material contract to which it is a party; and (ii) no event or condition has occurred which, after notice or lapse of time or both, would constitute (A) a default under or breach of any such material contract on the part of Vaughan or, to the Knowledge of Vaughan, any other party thereto, or (B) permit the modification, cancellation or termination of any such material contract, or (C) result in the creation of any lien upon, or any Person acquiring any right to acquire, any assets of Vaughan. To the Knowledge of Vaughan, it has not received in writing any claim or threat that it has breached any of the terms and conditions of any such material contract.

4.9. Employee Benefit Plans.

     Except as set forth in the Memorandum or Vaughan Disclosure Schedule, Vaughan does not maintain or contribute to any "employee pension benefit plan" (the "Vaughan Pension Plans"), as such term is defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), "employee welfare benefit plan," as such term is defined in Section 3 of ERISA, stock option plan, stock purchase plan, deferred compensation plan, cafeteria plan, severance plan, bonus plan, employment agreement or other similar plan, program or arrangement. Vaughan has not contributed to, or been required to contribute to, any "Multiemployer Plan", as such term is defined in Section 3(37) of ERISA.

4.10 Compliance With Applicable Law.To the Knowledge of Vaughan, it has complied in all material respects with all existing applicable federal, state and local laws and regulations to which it may be subject, except where the failure to so comply did not, and would have not , a Vaughan Material Adverse Effect, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced or, to the Knowledge of Vaughan, has been threatened in writing, against Vaughan alleging any failure to so comply, any of which, if determined adversely to Vaughan would have a Material Adverse Effect.

4.11 Intellectual Property.

     (a) Vaughan owns, or has the right to use pursuant to valid license, sublicense, agreement, or permission, all intellectual property rights used in and necessary for the operation of its business as presently conducted. Except as set forth in the Vaughan Disclosure Schedule, (i) all material intellectual property rights (other than licensed rights) are owned free and clear of royalty obligations, liens and encumbrances, (ii) the execution and delivery of this Agreement and the closing of the transactions contemplated hereby will not alter or impair any such rights, (iii) to the Knowledge of Vaughan, the use of such intellectual property rights by Vaughan does not infringe or violate the intellectual property rights of any other Person, and (iv) Vaughan has not granted any Person any rights, pursuant to written license agreement or otherwise, to use such intellectual property. Vaughan has taken, and shall continue to take through the Closing Date, all necessary action to maintain and protect each item of intellectual property that it owns or uses.

     (b) The Vaughan Disclosure Schedule identifies (i) each material patent, trademark, trade name, service name or copyright with respect to any of Vaughan's intellectual property rights, all material applications and registration statements therefor and renewals thereof (and sets forth true and complete copies of all such material patents, registrations and applications (as amended to date)) and (ii) all material intellectual property rights that Vaughan uses pursuant to license, sublicense, agreement, or permission, all of which, to the Knowledge of Vaughan, are valid and in full force and effect, and the execution and delivery of this Agreement and the closing of the transactions contemplated hereby will not alter or impair any such rights.

     (c) Vaughan has at all times used reasonable efforts to protect all trade secrets related to its intellectual property.

4.12 Properties. Except as set forth in the Vaughan Disclosure Schedule, Vaughan has good and marketable title to all of its material assets and properties, whether real or personal, tangible or intangible, listed on the Vaughan September Balance Sheet or the Vaughan Disclosure Schedule, subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities reflected in Vaughan September Balance Sheet or the notes thereto or that secure liabilities incurred in the ordinary course of business since the date of Vaughan September Balance Sheet, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith and
(iii) such title imperfections that are not, in the aggregate, material to the financial condition or operations of Vaughan. Vaughan, as lessee, has the right under valid and subsisting leases to occupy, use, possess and control all real property material to its business and operations and listed on the Vaughan Disclosure Schedule as presently occupied, used, possessed and controlled by Vaughan pursuant to such leases.

4.13 Insurance. The operations and all insurable properties and assets of Vaughan are insured for its benefit against all risks which, in the reasonable judgment of Vaughan's management, should be insured against, in each case under policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are, in the reasonable judgment of Vaughan's management, adequate for the business engaged in by Vaughan. To the Knowledge of Vaughan, it has not received any notice of a cancellation or material amendment of any such insurance policy or bond.

4.14 Disclosure. The representations and warranties of Vaughan herein, or in any document, exhibit, statement, certificate or schedule furnished by or on behalf of Vaughan to Siam as required by this Agreement, do not contain and will not contain any untrue statement of a material fact and do not omit and will not omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

4.15 Brokers.

     No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Vaughan or any shareholder of Vaughan., except for the Placement Agent and as disclosed on the Vaughan Disclosure Schedule.

4.16 Employees.

     The Memorandum sets forth the names and current annual salary (or rate of pay) now payable by Vaughan to each of its executive officers and directors. The Memorandum (including the Vaughan Financial Statements) identifies any material bonus, stock option, stock purchase, profit sharing or employment agreements of Vaughan applicable to such executive officers and directors. All compensation, including, without limitation, salary, bonuses, perquisites and termination payments (as a result of a termination prior to the date hereof) payable to all officers, directors and employees of Vaughan, which if not paid in accordance with such employment agreements, plans and arrangements would have a Vaughan Material Adverse Effect, has been paid or provided for. Vaughan is not a party to a collective bargaining agreement, and, except as set forth in the Memorandum, Vaughan's employee relations are satisfactory.

     To the Knowledge of Vaughan, it is in compliance in all material respects with all existing applicable laws respecting labor, employment, fair employment practices, terms and conditions of employment, workers' compensation, occupational safety, plant closings and wages and hours, except where the failure to so comply did not, and would have not , a Vaughan Material Adverse Effect. Except as set forth in the Memorandum, Vaughan is not a party to any collective bargaining or other labor union contract applicable to persons employed by Vaughan, and no collective bargaining agreement or other labor union contract is being negotiated by Vaughan. There is no labor dispute, strike, slowdown or work stoppage against Vaughan pending or, to the Knowledge Vaughan, threatened which may interfere with Vaughan's operations in any respect that would have a Vaughan Material Adverse Effect. To the Knowledge of Vaughan, Vaughan has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act or any other existing applicable federal or state laws. To the Knowledge of Vaughan, no executive officer or key employee of Vaughan is in violation of any term of any employment contract, non-disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by Vaughan because of the nature of the business conducted or presently proposed to be conducted by it or to the use of trade secrets or proprietary information of others, to the extent that any such violation would have a Vaughan Material Adverse Effect.

4.17 Directors and Officers.

     The Memorandum contains a complete and accurate list of all directors and executive officers of Vaughan as of the time immediately prior to the Effective Time.

4.18 Environmental Matters.

     Except as would not have a Vaughan Material Adverse Effect or as disclosed on the Vaughan Disclosure Schedule:

     (a) To the Knowledge of Vaughan, it (i) is in compliance with all, and is not subject to any liability with respect to any, existing applicable federal or state environmental Laws, (ii) holds or has applied for all environmental permits necessary to conduct its current operations, and (iii) is in compliance in all material respect with such environmental permits.

     (b) To the Knowledge of Vaughan, no written notice, demand, letter, claim or request for information alleging that Vaughan may be in violation of, or liable under, any existing applicable federal or state environmental law has been n received by it.

     (c) Vaughan has not

          (i) entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to

               (A) compliance with such environmental laws or such environmental permits or

               (B) the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of "Hazardous Materials," as defined in such environmental laws, and, to the Knowledge of Vaughan, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto

          (ii) agreed to be an indemnitor in connection with any material claim threatened or asserted in writing by any third-party indemnitee for any liability under any any existing applicable environmental law.

     (d) To the Knowledge of Vaughan, none of the real property owned or leased by it is listed or, proposed for listing on the "National Priorities List" under the federal Comprehensive Environmental Response, Compensation, and Liability Act, as updated through the date hereof, or any similar state list of sites requiring investigation or cleanup.

                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF SIAM AND SAC

     Except as set forth in the disclosure schedule attached hereto as Exhibit B (the "Siam Disclosure Schedule"), Siam and SAC, jointly and severally, represent and warrant to Vaughan that the statements contained in this Article V are true and complete as of the date of this Agreement (or if made as of a specified date, as of such date) and will be true and complete as of the Closing Date (or, if made as of a specified date, as of such date), except to the extent that any such representation and warranty speaks as of an earlier date. Unless the context otherwise requires, all references to Siam contained in this Article V shall be read to include Siam together with its direct or indirect subsidiaries (including SAC).

5.1 Organization and Qualification.

     (a) Siam is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority to carry on its business as it is now being conducted. There is no pending or threatened proceeding for the dissolution or liquidation of Siam.

     (b) SAC is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. SAC was formed solely for the purpose of the Merger and has no business, assets, liabilities, contracts or commitments, other than as set forth in this Agreement. There is no pending or threatened proceeding for the dissolution of SAC.

     (c) Except for SAC, Siam (i) does not, directly or indirectly, own any interest in any corporation, partnership, joint venture, limited liability Vaughan, partnership (general or limited) or other Person and (ii) is not subject to any obligation or requirement to provide funds to or to make any investment (in the form of a loan, capital contribution or otherwise) in or to any Person.

     (d) Siam is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the properties owned or leased by it makes such qualification or licensing necessary, except for any such jurisdiction where the failure to so qualify or be licensed, individually and in the aggregate for all such jurisdictions, would not reasonably be expected to have a Siam Material Adverse Effect. For purposes of this Agreement, as to Siam, "Siam Material Adverse Effect" means an action, event or occurrence if it has, or could a material adverse effect on the business, financial condition or results of operations of Siam.

     (e) Siam has provided, or promptly following the date of this Agreement, will provide to Vaughan complete and accurate copies of (i) the Articles or Certificate of Incorporation and Bylaws of Siam and SAC, each as amended to date and as currently in effect, and (ii) minutes and other records of the meetings and other proceedings of the Board of Directors, any Committees of the Board and shareholders of Siam and SAC. Neither Siam nor SAC is in violation of any provisions of its Articles or Certificate of Incorporation or Bylaws, each as amended to date.

5.2 Capitalization.

     (a) The authorized capital stock of Siam consists of 25,000,000 shares of Siam Common Stock, $.001 par value per share. The issued and outstanding capital stock of Siam consists entirely of 8,000,000 shares of Siam Common Stock. All issued and outstanding shares of Siam Common Stock are validly issued and outstanding, fully paid and nonassessable and free of preemptive rights. Other than such shares of Siam Common Stock, there are no shares of capital stock or other equity securities of Siam outstanding and no outstanding options, warrants, subscription rights (including any preemptive rights), calls, or commitments, or convertible notes or instruments of any character whatsoever outstanding to which Siam is a party or is bound, requiring or which could require the issuance, sale or transfer by Siam of any shares of capital stock of Siam or any securities convertible into or exchangeable or exercisable for, or rights to purchase or otherwise acquire, any shares of capital stock of Siam. There are no stock appreciation rights or similar rights relating to Siam. Siam does not have outstanding any bonds, debentures, notes, or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of Siam on any matter. Siam has not adopted a stockholder rights plan.

     (b) The authorized capital of SAC consists of 25,000,000 shares of common stock, $.01 par value per share, of which 100 shares are issued and outstanding and held by Siam. Other than such outstanding shares, there are no shares of capital stock or other equity securities of SAC outstanding and no outstanding options, warrants, subscription rights (including any preemptive rights), calls, or commitments, or convertible notes or instruments of any character whatsoever outstanding to which Siam or SAC is a party or is bound, requiring or which could require the issuance, sale or transfer by Siam or SAC of any shares of capital stock of SAC, any securities convertible into or exchangeable or exercisable for, or rights to purchase or otherwise acquire, any shares of capital stock of SAC. There are no stock appreciation rights or similar rights relating to SAC. SAC does not have outstanding any bonds, debentures, notes, or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of SAC on any matter. SAC has not adopted a stockholder rights plan.

       (c) Upon completion of the Merger and consummation of the Placement (as defined in Section 7.9 hereof, (A) the authorized capital stock of Siam will consist of 50.0 million shares of Siam Common Stock and 5.0 million shares of `blank check" preferred stock, par value $.01 per share; and (B) 12.0 million shares of Siam Common Stock will be outstanding, consisting of 420,000 shares held by the pre-existing shareholders of Siam, 4.0 million shares held by investors pursuant to the Placement and 7.58 million shares issued pursuant to the terms of the Merger.

     (d) Upon completion of the Merger, other than the 2,000,000 Siam Warrants and 80,000 Siam Unit Purchase Warrants, there will be no outstanding options, warrants, subscription rights (including any preemptive rights), calls, or commitments, or convertible notes or instruments of any character whatsoever to which Siam is a party or is bound, requiring or which could require the issuance, sale or transfer by Siam of any shares of capital stock of Siam or any securities convertible into or exchangeable or exercisable for, or rights to purchase or otherwise acquire, any shares of capital stock of Siam.

     (e) All of the shares of Siam Common Stock issued and outstanding immediately prior to the Effective Time (i) have been issued in compliance with the Securities Act and applicable state securities laws pursuant to registration or qualification under such laws or in reliance upon exemptions from registration or qualification thereunder and (ii) were issued and are currently held by Persons who are not deemed "underwriters" under applicable federal securities laws.

     (f) The list of all record holders of Siam Common Stock included in Siam Disclosure Schedule is complete and accurate.

5.3 Authority.

     (a) Each of Siam and SAC has the requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement by Siam and SAC and the consummation by Siam and SAC of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Siam and SAC. This Agreement has been duly executed and delivered by Siam and SAC and constitutes a legal, valid and binding obligation of Siam and SAC, enforceable against each of them in accordance with its terms. No vote or approval of the shareholders of Siam is required in connection with the Merger.

     (b) The execution and delivery by Siam and SAC of this Agreement does not, and the consummation of the transactions contemplated thereby will not, (i) conflict with, or result in a violation of, any provision of the Articles of Incorporation or Bylaws of Siam or SAC, each as amended to date, (ii) constitute or result in a breach of or a default under, or an event which with notice or lapse of time, or both, would constitute a default under, or result in the termination or suspension of, or accelerate the performance required by, or result in a right of termination, cancellation or acceleration of any obligation or a loss of a benefit under, any note, bond, mortgage, indenture, deed of trust, lease, agreement or other instrument or obligation to which Siam is a party or to which the properties or assets of Siam or SAC are subject, (iii) create any lien upon any of the properties or assets of Siam or SAC, or (iv) constitute, or result in, a violation of any law applicable to Siam or SAC or any of the properties or assets of either of them or of any judgment, order or decree of any court or arbitrator to which Vaughan or any of its properties or assets is subject.

     (c) No consent, approval, order or authorization of, notice to, registration or filing with any governmental authority or other Person is necessary in connection with the execution and delivery of this Agreement by Siam and SAC or the consummation by Siam and SAC of the transactions contemplated by this Agreement, except for (i) filing of the articles of merger with the Nevada Secretary and, if required, a certificate of merger or consolidation with the Oklahoma Secretary; (ii) the filing of a Schedule 14f-1 with the Securities and Exchange Commission (the "SEC"); and (iii) the filing of a current report on Form 8-K with the SEC announcing completion of the Merger.

     (d) The  shares of Siam  Common  Stock to be issued to  holders  of Vaughan
Common Stock pursuant to the Merger Agreement have been duly authorized and, upon effectiveness of the Merger and issuance in accordance with the provisions of the Merger Agreement, will be validly issued, fully-paid and nonassessable, free of any statutory or preemptive rights. The Siam Warrants and the Siam Unit Purchase Warrants to be issued by Siam pursuant to the Merger Agreement have been duly authorized by all necessary corporate action of Siam and, upon effectiveness of the Merger and issuance in accordance with the provisions of the Merger Agreement, will validly issued binding obligations of Siam in accordance with their respective terms.

5.4 SEC Filings; Financial Statements.

     (a) Except as disclosed in the Siam Disclosure Schedule, Siam has timely filed and made available to Vaughan all forms, reports, schedules, statements and other documents required to be filed by Siam with the SEC (collectively, the "Siam SEC Reports"). The Siam SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Siam SEC Reports or necessary in order to make the statements in such Siam SEC Reports, in light of the circumstances under which they were made, not misleading. None of Siam's subsidiaries is required to file any forms, reports, schedules, statements or other documents with the SEC. The financial records of Siam have been prepared in compliance with SEC rules on internal financial controls.

     (b) Each of the financial statements (including, in each case, any related notes), contained in Siam SEC Reports, including any Siam SEC Reports filed after the date of this Agreement until the Closing, complied, as of its respective filing date, in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved and presented fairly the financial position of Siam as at the respective dates and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

     (c) Between December 31, 2004 and the date hereof, except as disclosed in the Siam SEC Reports, there has not been any change in the business, operations or financial condition of Siam that has had or reasonably would be expected to have a Siam Material Adverse Effect.

     (d) Siam and SAC do not have any liability or obligation (absolute, accrued, contingent or otherwise), other than those set forth on Siam's audited balance sheet as of June 30, 2005 and those arising under this Agreement.

5.5 Brokers.

     No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Siam, SAC or any shareholder of Siam.

5.6 Ownership of SAC, No Prior Activities.

     As of the date hereof and as of the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated hereby, SAC has not and will not have incurred, directly or indirectly, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

5.7 Litigation There are no legal actions (i) pending or, to the Knowledge of Siam, threatened against Siam, SAC or the transactions contemplated by this Agreement or (ii) pending or, to the Knowledge of Siam, threatened against any current employee, officer or director of Siam that, in any way relates to Siam. Siam is not subject to any order, judgment, writ, injunction or decree of any governmental authority.

5.8 Taxes.Except as disclosed on the Siam Disclosure Schedule, Siam has timely filed all material tax returns and reports required to be filed by it, after giving effect to any filing extension properly granted by any United States federal, state, local or foreign governmental authority having authority to do so ("Siam Tax Return"). Except as disclosed on the Siam Disclosure Schedule, each such Siam Tax Return is true complete in all material respects. Except as disclosed on the Siam Disclosure Schedule, Siam has paid, within the time and manner prescribed by applicable United States federal, state, local or foreign law, all material taxes, penalties and interest that are due and payable. Except as disclosed on the Siam Disclosure Schedule, no Siam Tax Return is the subject of any investigation, audit or other proceeding by any United States federal, state or local or foreign tax authority.

5.9 No Employees; Labor Matters Neither Siam nor SAC has any employees or consultants. No unfair labor practice, or race, sex, age, disability or other discrimination, complaint is pending, nor is any such complaint, to the Knowledge of Siam, threatened against Siam before the United States National Labor Relations Board, the United States Equal Employment Opportunity Commission or any other United States federal, state local or foreign governmental authority, and no grievance is pending, nor is any grievance, to the knowledge of Siam, threatened against Siam or SAC.

5.10 Benefit PlansSiam has not adopted nor is it party to any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other employee benefit plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of Siam or any Person affiliated with Siam under Section 414(b), (c), (m) or (o) of the Code, except to the extent permitted in Section 6.1(b)(i) hereof, and under any similar provisions of foreign law to which Siam is or may be subject.

5.11 Contracts and Commitments.

     (a)  Except  for  this  Agreement  and  the  agreements  and   transactions
specifically contemplated by this Agreement, neither Siam nor SAC is a party to or subject to, nor plans to enter into:

          (i) any agreement or other commitment requiring any payments or performance of services by Siam or SAC;

          (ii) any agreement or other commitments containing covenants limiting the freedom of Siam or SAC to compete in any line of business or with any Person or in any geographic location or to use or disclose any information in their possession;

          (iii) any license agreement (as licensor or licensee) or royalty agreement;

          (iv) any agreement of indemnification, other than indemnification rights, if any, granted in the Bylaws of Siam;

          (v) any agreement or undertaking pursuant to which Siam is: (A) borrowing or is entitled to borrow any money; (B) lending or has committed itself to lend any money; or (C) a guarantor or surety with respect to the obligations of any Person;

          (vi) any powers of attorney granted by Siam; and

          (vii) any leases of real or personal property.

     (b) Siam is not in breach of, or in default, under of any contract and there does not exist any event or condition that, after notice or lapse of time or both, would constitute an event of default or breach under any contract on the part of Siam or, to the Knowledge of Siam, any other party thereto or would permit the modification, cancellation or termination of any contract or result in the creation of any lien upon, or any Person acquiring any right to acquire, any assets of Siam or SAC. Siam has not received in writing any claim or threat that Siam or SAC has breached any of the terms and conditions of any contract.

     (c) The consent of, or the delivery of notice to or filing with, any party to a contract is not required for the execution and delivery by Siam of this Agreement or the consummation of the transactions contemplated under the Agreement.

5.12 Books and Records.

     The books and records of Siam have been maintained and preserved in accordance with applicable regulations and business practices. The corporate minutes books of Siam and SAC are complete and correct and the minutes and consents contained therein accurately reflect actions taken at a duly called and held meeting or by sufficient consent without a meeting. All actions by Siam and SAC which required director or shareholder approval are reflected on the respective corporate minute books.

5.13 Assets.

     Siam has no fixtures, furniture, equipment, inventory, intellectual property, accounts receivable or other assets, other than cash and its interest in this Agreement, except as reflected in its 10-QSB Report for the period ended September 30, 2005.

5.14 Compliance.To Siam's Knowledge, Siam has complied in all material respects with all applicable United States federal, state and local laws and regulations, Canadian federal, provincial or municipal laws and regulations or other foreign laws and regulations to which it or its business may be subject, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced against or, to Siam's Knowledge, has been threatened against Siam alleging any failure to so comply.

5.15 Disclosure.

     The representations and warranties of Siam and SAC herein, or in any document, exhibit, statement, certificate or schedule furnished by or on behalf of Siam or SAC to Vaughan as required by this Agreement, do not contain and will not contain any untrue statement of a material fact and do not omit and will not omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

5.16 Environmental Matters.

     Except as would not have a Siam Material Adverse Effect:

     (a) To the Knowledge of Siam, it (i) is in compliance with all, and is not subject to any liability with respect to any, existing applicable U.S. federal or state and Canadian federal or provincial environmental laws, (ii) holds or has applied for all environmental permits necessary to conduct its current operations, and (iii) is in compliance in all material respect with such environmental permits.

     (b) To the Knowledge of Siam, no written notice, demand, letter, claim or request for information alleging that Vaughan may be in violation of, or liable under, any existing applicable U.S. federal or state or Canadian federal or provincial environmental law has been n received by it.
     (c) Siam has not

          (i) entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to

               (A) compliance with such environmental laws or such environmental permits or

               (B) the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of "Hazardous Materials," as defined in such environmental laws, and, to the Knowledge of Siam, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto

          (ii) agreed to be an indemnitor in connection with any material claim threatened or asserted in writing by any third-party indemnitee for any liability under any existing applicable environmental law.

     (d) To the Knowledge of Siam none of the real property owned or leased by it is listed or, proposed for listing on the "National Priorities List" under the U.S. federal Comprehensive Environmental Response, Compensation, and Liability Act, as updated through the date hereof, or any similar U.S. state or Canadian federal or provincial list of sites requiring investigation or cleanup.

                                   ARTICLE VI

                              PRE-CLOSING COVENANTS

6.1 Operation of Siam.

     (a) Siam, between the date of this Agreement and the Effective Time, shall not conduct any business or activities except:

          (viii) maintaining its books of account and records in the usual and ordinary manner, and in conformity with its past practices;

          (ix) paying accounts payable and other obligations when they become due and payable in the ordinary course of business consistent with past practices, except to the extent disputed in good faith;

          (x) paying all taxes when due and filing all Siam Tax Returns on or before the due date therefor, except to the extent disputed in good faith and by proper proceedings;

          (xi) making appropriate provisions in its books of account and records for taxes relating to its operations during such period (regardless of whether such taxes are required to be reflected in a tax return having a due date on or prior to the Closing Date);

          (xii) withholding all taxes required to be withheld and remitted by or on behalf of Siam in connection with amounts paid or owing to any Siam personnel or other Person, and paying such taxes to the proper governmental authority or set aside such taxes in accounts for such purpose;

          (xiii) making all required filings on a timely basis with the SEC or any other United States federal, state or local or foreign regulatory body, including, without limitation, making all filings under the Securities Act and the Exchange Act, on a timely basis so as to maintain Siam's status as a reporting Vaughan in good standing under the Exchange Act; and

          (xiv) complying with the listing requirements of, and take all steps reasonably necessary to maintain Siam's listing on, the OTC Bulletin Board.

     (b) Without the prior written consent of Vaughan, between the date of this Agreement and the Effective Time (or termination of this Agreement), neither Siam nor SAC shall, except as expressly required or contemplated by this Agreement or as contemplated by the Placement:

          (i) issue any capital stock or any options, warrants or other rights to subscribe for or purchase any capital stock or any securities convertible into or exchangeable or exercisable for, or rights to purchase or otherwise acquire, any shares of the capital stock of Siam or SAC;

          (ii) directly or indirectly redeem, purchase, sell or otherwise acquire any capital stock of Siam, except as specifically contemplated by this Agreement, except to reduce the number of currently outstanding shares of Siam Common Stock through a reverse stock split or through the acceptance by Siam for cancellation of certificates representing currently outstanding shares of Siam Common Stock surrendered by the holders thereof;

          (iii) hire any employee or retain any consultant;

          (iv) borrow or agree to borrow any funds, incur any indebtedness or directly or indirectly guarantee or agree to guarantee the obligations of others, or draw or borrow on any lines of credit that may be available to Siam;

          (v) enter into any oral or written agreement, contract, lease or other commitment;

          (vi) place or allow to be placed a lien on any of the assets of Siam or SAC;

          (vii) cancel, discount or otherwise compromise any indebtedness owing to Siam or any claims which Siam may possess or waive any rights of material value;

          (viii) sell or otherwise dispose of any assets of Siam;

          (ix) commit any act or omit to do any act which will cause a breach of this Agreement or any other material agreement, contract, lease or commitment;

          (x) violate any United States, Canadian or other foreign federal, state, provincial or local law, ordinance, regulation or governmental approval, including, without limitation, any United States federal or state securities laws;

          (xi) make any loan, advance, distribution or payment of any type or to any Person;

          (xii) amend its Certificate or Articles of Incorporation or Bylaws;

          (xiii) merge or consolidate with, or agree to merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any business or any Person or division thereof;

          (xiv) make any tax election or settle or compromise any tax liability, other than in the ordinary course of business consistent with past practices;

          (xv) lease or purchase or agree to lease or purchase any assets or properties;

          (xvi) take any action or series of actions that results in or is likely to result in (i) the delisting of the Siam Common Stock from trading on the OTC Bulletin Board, or (ii) Siam losing its status as a reporting Vaughan in good standing under the Exchange Act; or

          (xvii) enter into any negotiations, commitments or agreements that would result in undertaking any of the actions specified in this Subsection 6.1(b).

6.2 Operation of Vaughan.

     (a) Between the date of this Agreement and the Effective Time, Vaughan shall:

          (i) maintain its books of account and records in the usual and ordinary manner, and in conformity with its past practices;

          (ii) pay accounts payable and other obligations when they become due and payable in the ordinary course of business consistent with past practices except to the extent disputed in good faith;

          (iii) conduct its business, if any, in the ordinary course consistent with past practices, or as required by this Agreement;

          (iv) pay all taxes when due and file all Vaughan Tax Returns on or before the due date therefor, except to the extent disputed in good faith;

          (v) make appropriate provisions in its books of account and records for taxes relating to its operations during such period (regardless of whether such taxes are required to be reflected in a tax return having a due date on or prior to the Closing Date); and

            (vi) withhold all taxes required to be withheld and remitted by or on behalf of Vaughan in connection with amounts paid or owing to any Vaughan personnel or other person, and pay such taxes to the proper governmental authority or set aside such taxes in accounts for such purpose.

     (b) Without the prior written consent of Siam, which consent shall not be unreasonably withheld, conditioned or delayed, between the date of this Agreement and the Effective Time (or termination of this Agreement), Vaughan shall not, except in the ordinary course of business consistent with past practice, or as required or permitted by this Agreement, including, without, limitation, to effect and consummate the Placement:

          (i) issue any capital stock or any options, warrants or other rights to subscribe for or purchase any capital stock or any securities convertible into or exchangeable or exercisable for, or rights to purchase or otherwise acquire, any shares of the capital stock of Vaughan;

          (ii) directly or indirectly redeem, purchase, sell or otherwise acquire any capital stock of Vaughan;

          (iii) grant any increase in the compensation payable, or to become payable, to any Vaughan personnel or enter into any bonus, insurance, pension, severance, change-in-control or other benefit plan, payment, agreement or arrangement for or with any Vaughan personnel, except as required by any existing employment agreements or employment plans to which Vaughan is a party or otherwise bound;

          (iv) agree to borrow any funds, incur any indebtedness or directly or indirectly guarantee or agree to guarantee the obligations of others, or draw or borrow on any lines of credit that may be available to Vaughan, except as may be required or reasonably necessary in order to consummate the transactions contemplated by this Agreement or the Placement;

          (v) place or allow to be placed a lien on any of the assets of Vaughan;

          (vi) sell or otherwise dispose of any assets of Vaughan;

          (vii) commit any act or omit to do any act which will cause a breach of this Agreement or any other material agreement, contract, lease or commitment to which Vaughan is party;

          (xv) violate any law or governmental approval, including, without limitation any federal or state securities laws;

          (xvi) make any loan, advance, distribution or payment of any type or to any Person;

          (xvii) amend its Articles or Certificate of Incorporation or Bylaws;

          (xviii) consolidate with, or agree to merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any business or any Person or division thereof;

          (xix) make any tax election or settle or compromise any tax liability, other than in the ordinary course of business consistent with past practices;

          (xx) lease or purchase or agree to lease or purchase any assets or properties; or

          (xxi) enter into any negotiations, commitments or agreements that would result in undertaking any of the actions specified in this Subsection 6.2(b).

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

7.1 Access to Information.

     (a) From the date hereof to the Effective Time, Vaughan shall afford, and shall cause its officers, directors, employees, representatives and agents to afford, to Siam and its executive officers, counsel, accountants and other representatives, reasonable access during normal business hours, on reasonable advance notice, to Vaughan's officers, employees, agents, representatives, properties, books, records and contracts, and shall furnish to Siam all financial, operating and other data and information as Siam, through its executive officers, counsel, accountants or other representative, may reasonably request.

     (b) From the date hereof to the Effective Time, Siam shall afford, and shall cause its officers, directors, employees, representatives and agents to afford, to Vaughan and its officers, employees, counsel, accountants or other representatives, reasonable access during normal business hours to Siam's officers, employees, agents, representatives, properties, books, records and contracts, and shall furnish to Vaughan all financial, operating and other data and information as Vaughan, through its officers, employees, counsel, accountants or other representative , may reasonably request.

     (c)  No   investigation   pursuant  to  Section  7.1(a)  shall  affect  any
representations or warranties of the Parties herein or the conditions to the obligations of the Parties.

7.2 Expenses and TaxesExcept to the extent otherwise set forth herein, each of the Parties shall pay its respective costs incurred in connection with the preparation, negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the fees of the attorneys, accountants and advisors.

7.3 News Releases.

     Except as required by applicable law, any news releases or other public disclosure pertaining to the transactions contemplated hereby shall be delivered to the other Party for review and comment in writing at least two (2) Business Days prior to the dissemination thereof.

7.4 Additional Agreements.

     Subject to the terms and conditions of this Agreement, each Party agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the constituent corporations, the proper officers and directors of each Party shall take all such necessary or desirable action.

7.5 Notification of Certain Matters.

     (a) Vaughan shall give prompt notice to Siam of any material inaccuracy in any representation or warranty made by it herein, or any material failure of Vaughan to comply with or satisfy any covenant or condition or agreement to be complied with or satisfied by Vaughan under this Agreement; provided, however, that no such notification shall affect the representations or warranties or covenants or agreements of Vaughan or the conditions to the obligations of Siam hereunder.

     (b) Siam shall give prompt notice to Vaughan of any material inaccuracy in any representation or warranty made by it herein, or any material failure of Siam to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations or warranties or covenants or agreements of Siam or the conditions to the obligations of Vaughan hereunder.

     (c) Vaughan and Siam shall each promptly advise the other orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, in the future would have, a Vaughan or a Siam Material Adverse Effect, as applicable, or any adverse effect on the right or ability of any Party to enter into and complete the Merger and other transactions contemplated hereby.

7.6 Confidentiality.

     (a) Each Party shall hold, and shall cause its officers, employees, agents and representatives, including, without limitation, attorneys, accountants, consultants and financial advisors who obtain such information to hold, in confidence, and not use for any purpose other than evaluating the transactions contemplated by this Agreement, any confidential information of another Party obtained through the investigations permitted hereunder, which for the purposes hereof shall not include any information which (i) is or becomes generally available to the public, other than as a result of disclosure by a Party or one of its affiliates in violation of its obligations under this Section 7.6, (ii) becomes available to a Party on a non-confidential basis from a source, other than the Party which alleges the information is confidential or its affiliates, which has represented that such source is entitled to disclose it, (iii) was known to a Party on a non-confidential basis prior to its disclosure to such Party hereunder; (iv) is compelled by legal process or the order of a court or other governmental authority having jurisdiction to be disclosed, provided the Party so required to disclose such information complies with Section 7.6(b) hereof, or is required to be disclosed in connection with the prosecution or defense any litigation between or among the Parties hereto. If this Agreement is terminated, at the request of a Party, the other Party shall deliver, and cause its officers, employees, agents, and representatives, including, without limitation, attorneys, accountants, consultants and financial advisors who obtain confidential information of the requesting Party pursuant to investigations permitted hereunder, to deliver to the requesting Party all such confidential information that is written (including copies or extracts thereof).

     (b) If a Party or a Person to whom a Party transmits confidential information of another Party is requested or becomes legally compelled (by oral questions, interrogatories, requests for information or documents, subpoena, criminal or civil investigative demand or similar process) to disclose any of such confidential information, such Party or other Person will provide the other Party with prompt written notice so that such Party may seek a protective order or other appropriate remedy or waive compliance with Section 7.6(a). If such protective order or other remedy is not obtained, or if the applicable Party waives compliance with Section 7.6(a), the Party or Person subject to the request will furnish only that portion of such confidential information which is legally required and will exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such confidential information.

7.7 Consents and Filings.

     The Parties shall, promptly after execution of this Agreement, make all required filings and submissions with respect to the Merger and the Placement. Each Party will take all reasonable actions to obtain any other consent, authorization, order or approval of, or any exemption by, any Person required to be obtained or made in connection with the Merger, the Placement, and the other transactions contemplated by this Agreement. Each Party will cooperate with and promptly furnish information to the other Party in connection with obtaining such consents or making any such filings and will promptly furnish to the other Party a copy of all filings made with a governmental authority.

7.8 Siam SEC Filings.

     Between the date hereof and the Closing Date, Vaughan shall cooperate with Siam in connection with the preparation and filing of, and provide to Siam for inclusion or incorporation by reference in, any reports, filings or schedules to be filed by Siam with the SEC (the "Siam Filings"). Without limiting the foregoing, Vaughan shall take all commercially reasonable actions reasonably requested by Siam to enable Siam to include or incorporate by reference in the Siam Filings, any financial statement of Vaughan, including, without limitation, and any auditors' report thereon. Siam agrees that (i) at least five (5) Business Days prior to filing, Siam shall furnish Vaughan with copies of all proposed Siam Filings relating to, disclosing or describing the transactions contemplated by this Agreement or the Placement, and (ii) it shall not make any Siam Filing described in the immediately preceding clause (i) without the prior written consent of Vaughan, which consent shall not be unreasonably withheld, conditioned or delayed.

7.9 Vaughan PlacementVaughan proposes enter into one or more subscription agreements with investors (the "Placement") pursuant to which the investors shall agree to purchase 1,000,000 units of Vaughan Common Stock and Vaughan Warrants (the "Units"), each Unit to consist of four (4) shares of Vaughan Common Stock and two Vaughan Warrants substantially on the terms set forth in the Memorandum, the closing of which shall occur immediately prior the Effective Time.

7.10 Indemnification.

     From and after the Effective Time, Vaughan shall (to the fullest extent permitted by applicable law) indemnify, defend and hold harmless each person who is now, or who becomes prior to the Effective Time, an executive officer or director of Siam and/or SAC (the "Indemnified Parties") against any and all losses, damages, costs, expenses, liabilities or judgments, or amounts that are paid in settlement of, or in connection with, any claim, action, suit, proceeding or investigation based on or arising out the Placement ("Indemnified Liabilities"), except to the extent that any claim for indemnification hereunder is based upon or arises out of (i) the breach of any representation, warranty or covenant of Siam or SAC contained herein or (ii) an untrue or alleged untrue statement of a material fact contained in the Memorandum, or an omission or alleged omission of a material fact required to be stated in the Memorandum or necessary to make the statements therein (in light of the circumstances under which they were made) not misleading, and such untrue or alleged untrue statement or such omission or alleged omissions based solely upon information regarding Siam or SAC set forth in a report or other information filed by Siam with the SEC or furnished in writing to Vaughan by Siam or SAC.

     Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation (each, a "Proceeding") is brought against an Indemnified Party (whether arising before or after the Effective Time), such Indemnified Party shall promptly notify Vaughan thereof in writing and reasonable detail, accompanied by copies of the pleadings or other documents received by such Indemnified Party in connection with the Proceeding. Upon receipt of such notice, Vaughan shall have the right to assume and control the defense or settlement thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve Vaughan of its indemnification obligation hereunder, except that to the extent such failure shall have prejudiced Vaughan. An Indemnified Party shall have the right to employ separate counsel in any such Proceeding, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) Vaughan shall have failed promptly to assume the defense or settlement of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in such defense or settlement or (ii) the named parties to any such Proceeding include both such Indemnified Party and Vaughan, and there would be, under applicable standards of professional conduct, a conflict of interest if the same counsel were to represent such Indemnified Party and Vaughan (in which case, if such conflict exists and such Indemnified Party notifies Vaughan in writing that it elects to employ separate counsel, the reasonable fees and expenses of one separate counsel shall be at Vaughan's expense and Vaughan will pay such fees and expenses promptly as statements therefor are received by Vaughan); provided that the Indemnified Parties as a group may retain only one law firm to represent them with respect to each such Proceeding. Siam shall use all reasonable efforts to assist in the defense of any Proceeding, provided that Vaughan shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld.

                                  ARTICLE VIII

                  CLOSING DELIVERIES AND CONDITIONS TO CLOSING

8.1 Documents to be Delivered by Siamat the Closing,

Siam shall deliver to Vaughan the following:

     (a) A certificate, executed by an executive officer of Siam in such detail as Vaughan shall reasonably request, certifying that all representations and warranties of Siam and SAC made herein were true and complete when made and are true and complete as of the Effective Time, as if then made, and that all covenants of Siam and SAC herein required to be complied with on or prior to the Effective Time, have been complied with. The delivery of such certificate shall constitute a representation and warranty of Siam as to the statements set forth therein.

     (b) Copies of the resolutions adopted by (i) the Board of Directors and stockholder of SAC, and (ii) the Board of Directors of Siam, adopting and approving this Agreement, the Merger and the transactions contemplated hereby, and (iii) the Board of Directors and stockholders of Siam, adopting and approving the amendments to the Articles of Incorporation of Siam necessary to effect the changes to Siam's capitalization represented by Siam in Section 5.2(c) hereof and changing Siam's corporate name to "Vaughan Foods, Inc." to become effective immediately after the Effective Time, certified by their respective Secretaries, and duplicate execution copies of the articles of amendments to the articles of incorporation and articles of merger to be filed by Siam and SAC to effect the Merger and such changes to Siam's articles of incorporation.

     (c) Factual certificates, in a form and substance reasonably satisfactory to Vaughan and its counsel, confirming and supporting the representations of Siam contained in Section 5.2 hereof.

     (d) An opinion of counsel to Siam and SAC, dated as of the Closing Date, in a form and substance reasonably acceptable to Vaughan, with respect to the matters of set forth in Exhibit C to this Agreement.

     (e) Such other customary certificates or documents as may be reasonably required by Vaughan.

     (f) All audited financial statements of Siam required to be included in the Form 8-K Current Report required to be filed by Siam with the SEC with respect to the Merger and the Placement pursuant to the Exchange Act and the applicable rules and regulation thereunder, which financial statements shall be reasonably satisfactory to Vaughan and its counsel and accountants.

     (g) A true and complete copy of the certificate or articles of amendment of Siam's Certificate or Articles of Incorporation of Siam effecting the amendments referred to in Section 8.1(b) hereof as filed with Nevada Secretary of State, duly certified by such officer.

8.2 Documents to be Delivered by Vaughan At the Closing, Vaughan shall deliver to Siam the following:

     (a) A certificate, executed by the President of Vaughan, in such detail as Siam shall reasonably request, certifying that all representations and warranties of Vaughan made herein were true and complete when made and are true and complete as of the Effective Time, as if then made, and that all covenants of Vaughan herein required to be complied with on or prior to the Effective Time, have been complied with. The delivery of such certificate shall constitute a representation and warranty of Vaughan as to the statements set forth therein.

     (b) A copy of the resolutions adopted by the Board of Directors and, if legally required, stockholders of Vaughan adopting and approving this Agreement, the Merger, and the transactions contemplated hereby, certified by the Secretary of Vaughan.

     (d) An opinion of counsel for Vaughan, dated as of the Closing Date, with respect to such matters, as may be reasonably requested by Siam.

8.3 Conditions to Obligations of Each Party Each Party's obligations to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver at or prior to the Closing, of each of the following conditions:

     (a) No temporary restraining order, preliminary or permanent injunction or other order issued by any governmental authority or other material legal restraint or prohibition issued or promulgated by a governmental authority preventing the consummation of the transactions contemplated by this Agreement shall be in effect or shall be threatened, and there shall not be any law or regulation enacted or deemed applicable to the transactions contemplated by this Agreement that makes consummation of such transactions illegal.

     (b) The Merger Certificates shall have been duly executed by SAC and Vaughan, as and to the extent required by the Corporation Laws, and filed concurrently with the Closing.

     (c) Vaughan shall have successfully completed the offering of the Units pursuant to the Placement.

8.4 Conditions to Obligations of Siam and SAC The obligation of Siam and SAC to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or prior to the Closing, of each of the following conditions:

     (a) Each of the representations and warranties of Vaughan set forth in this Agreement (i) that are not qualified by materiality must have been true and correct in all material respects as of the Closing Date, and (ii) that are qualified by materiality must have been true and correct as of the Closing Date; except, in each case, for inaccuracies that would not individually or in the aggregate have a Vaughan Material Adverse Effect.

     (b) All of the obligations, covenants and agreements with which Vaughan is required to comply or that Vaughan is required to perform under this Agreement at or prior to the Closing shall have been complied with and performed in all material respects.

     (c) The documents  required to be delivered by Vaughan  pursuant to Section
8.2 hereof shall have been delivered simultaneously with the Closing.

     (d) The stockholders of Vaughan named as signatories to the form of Lockup and Trading Restriction Agreement among Siam and such stockholders attached hereto as Exhibit D (the "Vaughan Lockup Agreement") shall have duly executed and delivered the Vaughan Lockup Agreement.

8.5 Conditions to Obligations of Vaughan The obligation of Vaughan to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or prior to the Closing, of each of the following conditions:

     (a) Each of the representations and warranties of Siam and SAC set forth in this Agreement (i) that are not qualified by materiality must have been true and correct in all material respects as of the Closing Date, and (ii) that are qualified by materiality must have been true and correct as of the Closing Date;

except, in each case, for inaccuracies that would not individually or in the aggregate have a material adverse effect on Siam.

     (b) All of the obligations, covenants and agreements with which Siam or SAC is required to comply or that Siam or SAC is required to perform under this Agreement at or prior to the Closing shall have been complied with and performed in all material respects.

     (c) The documents required to be delivered by Siam pursuant to Section 8.1 hereof shall have been delivered simultaneously with the Closing.

     (d) The stockholders of Siam named as signatories to the form of Lockup and Trading Restriction Agreement among Siam and such stockholders attached hereto as Exhibit D (the "Siam Lockup Agreement") shall have duly executed and delivered the Siam Lockup Agreement.

     (e) Vaughan shall have paid the sum of $400,000 to Nite Capital, L.P.

     (f) The condition precedent specified in Section 2.10(c) to be satisfied by Siam shall have been satisfied by Siam to the satisfaction Vaughan, in its sole discretion.

                                   ARTICLE IX

                          NO SOLICITATION; TERMINATION

9.1 No Solicitation.

     Unless and until this Agreement shall have been terminated prior to the Closing Time pursuant to and in compliance with Section 9.2 hereof, neither Siam nor Vaughan shall (whether directly or indirectly through its respective advisors, agents or other intermediaries), nor shall Vaughan or Siam authorize or permit any of its respective officers, directors, agents, employees, representatives, advisors or affiliates to (i) solicit, initiate, encourage (including by way of furnishing information) or take any action to facilitate the submission of any inquiries, proposals or offers (whether or not in writing) from any Person (other than Siam or Vaughan, as the case may be, and its respective affiliates) relating to (A) any acquisition or purchase of any of the assets of Vaughan or Siam, as the case may be, or of any class of equity securities of Vaughan or Siam, as the case may be (other than the securities as contemplated in the Placement), (B) any tender offer (including a self tender offer) or exchange offer, (C) any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving Vaughan or Siam or SAC, as the case may be, or (D) any other transaction the consummation of which would or would reasonably be expected to impede, interfere with, prevent or materially delay the Merger or which would or would reasonably be expected to materially dilute the benefits to the other Party hereto of the transactions contemplated by this Agreement (collectively, "Acquisition Proposals"), or agree to, recommend or endorse any Acquisition Proposals, (ii) enter into or execute any agreement with respect to any of the foregoing or (iii) enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any other Person any information with respect to its business, properties or assets in connection with the foregoing, or otherwise cooperate in any way with, or participate in or assist, facilitate, or encourage, any effect or attempt by any other person

(other than Vaughan or Siam, as the case may be, and its respective affiliates) to do or seek any of the foregoing. If either Siam or Vaughan is contacted by a third party with respect to an Acquisition Proposal, it shall immediately notify the other Party hereto of the identity of the third party and the nature of the Acquisition Proposal.

9.2 Termination.

     This Agreement may be terminated at any time prior to the Effective Time:

     (a) by mutual written consent of each of the Parties hereto at any time prior to the Closing;

     (b) by Siam, in the event of a material breach by Vaughan of any provision of this Agreement for which written notice has been given to Vaughan and which breach has not been cured prior to December 31, 2005 (the "Termination Date"); provided, however that the right to terminate this Agreement under this Section 9.2(b) shall not be available to Siam, if Siam or SAC has materially breached or failed to perform any provision of this Agreement and such breach or failure remains uncured;

     (c) by Vaughan, in the event of a material breach by Siam or SAC of any provision of this Agreement, which breach has not been cured prior to the Termination Date; provided, however, that the right to terminate this Agreement under this Section 9.2(c) shall not be available to Vaughan, if Vaughan has materially breached or failed to perform any provision of this Agreement Siam or Vaughan, if the Closing shall not have occurred by the Termination Date; provided, however, the right to terminate this Agreement under this Section 9.2(d) shall not be available (i) to any Party whose failure to fulfill any obligation hereunder has been the cause of, or results in, the failure of the Closing to have occurred on or before the Termination Date, or (ii) any failure by Siam or SAC to deliver (or have available for immediately delivery) all documents required to be delivered by Siam pursuant to Section 8.1 of this Agreement, or (iv) any failure by Siam or SAC to comply with all pre-closing covenants of Siam or SAC contained in Section 6.1 or Article VII of this Agreement;

     (d) by Siam or Vaughan, if the other Party pursues or otherwise enters into negotiations with respect to an Acquisition Proposal or enters into any agreement or understanding with respect to an Acquisition Proposal; or

     (e) by SIAM or Vaughan if the Merger is not effected on or before January 31, 2006, unless the Parties mutually agree in writing to extend the Termination Date.

9.3 Effect of  TerminationExcept  for the  provisions of Sections 7.2, 7.3, 7.6,
9.4 and the provisions of Article X hereof, each of which shall survive any termination of this Agreement, in the event of termination of this Agreement pursuant to Section 9.2, this Agreement shall forthwith become void and of no further force and effect and the Parties shall be released from any and all obligations hereunder; provided, however, that, except as specifically provided in Section 9.4 below, nothing herein shall relieve any Party from liability for the breach of any of its obligations under this Agreement.

                                    ARTICLE X

                               GENERAL PROVISIONS

10.1 Amendment. This Agreement may not be amended, except by an instrument in writing signed on behalf of each of the Parties.

10.2 Waiver.

     At any time prior to the Effective Time, whether before or after approval of this Agreement and the Merger by Vaughan's stockholders, any Party may (i) extend the time for the performance of any of the obligations or other acts of any other Party hereto or (ii) waive compliance with any of the agreements of any other Party or with any conditions to its own obligations. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of the Party making the waiver or granting the extension by a duly authorized officer of such Party. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

10.3 Assignment and Binding Effect. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by Vaughan without the prior written consent of Siam or assigned by Siam, without the prior written consent of Vaughan. Any attempted assignment by a Party, without the requisite consent of the Party shall be null and void AB INITIO. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns, and no other Person shall have any right, benefit or obligation hereunder, except for Nite Capital, LP which shall be deemed a third party beneficiary under Section 8.5(e). 10.4 Governing Law.Except as to matters relating to the internal laws of a jurisdiction, this Agreement shall be governed by, and construed in accordance with, the law of the State of Oklahoma, without giving effect to the choice of law principles thereof.

10.5 Entire Agreement.This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties with respect to such subject matter.

10.6 Severability.

     In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

10.7 Titles.

     The titles, captions or headings of the Articles and Sections herein are for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

10.8 Multiple Counterparts.This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

10.9 NoticesUnless applicable law requires a different method of giving notice, any and all notices, demands or other communications required or desired to be given hereunder by any Party shall be in writing. Assuming that the contents of a notice meet the requirements of the specific Section of this Agreement which mandates the giving of such notice, a notice shall be validly given or made to another Party if served either personally or if deposited in the United States mail, certified or registered, postage prepaid, or if transmitted by facsimile or other electronic written transmission device or if sent by overnight courier service, and if addressed to the applicable Party as set forth below. If such notice, demand or other communication is served personally, service shall be conclusively deemed given at the time of such personal service. If such notice, demand or other communication is given by mail, service shall be conclusively deemed given three (3) Business Days hours after the deposit thereof in the United States mail. If such notice, demand or other communication is given by overnight courier, or electronic transmission, service shall be conclusively deemed given at the time of confirmation of delivery. The addresses for the Parties are as follows:


            If to Vaughan:      Vaughan Foods, Inc.
                                216 N.E. 12th Street
                                Moore, Oklahoma
                                Attention: Mr. Mark E. Vaughan,
                                           President and Chief Executive Officer
                                Fax: (402)

            With a copy to:     Morse, Zelnick, Rose & Lander LLP
                                405 Park Avenue
                                New York, NY 10022-4405
                                Attention: Steven Zelnick, Esq.
                                Fax: (212) 838-1177

            If to Siam or SAC:  Siam Imports, Inc.
                                3001 Knox Street, Suite 407
                                Dallas, TX 75205
                                Fax: (214) 389-9805

            with a copy to:     Batcher Zarcone & Baker, LLP
                                4252 Bonita Road, #151
                                Bonita,  CA  91902
                                Attention: Karen A. Batcher, Esq.
                                Fax: (619) 789-6262

Any Party may change such Party's address for the purpose of receiving notices, demands and other communications as herein provided, by a written notice given in the aforesaid manner to the other Parties.

10.9 Joint Drafting.

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
10.10 This Agreement shall be deemed to have been drafted jointly by the Parties hereto, and no inference or interpretation against a Party shall be made solely by virtue of such Party allegedly having been the draftsperson of this Agreement.

10.11 Incorporation by Reference.

     All Exhibits and Schedules attached hereto or to be delivered in connection herewith are incorporated herein by this reference.



                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, each of Siam, SAC and Vaughan has caused this Agreement to be executed as of the date first written above by its officer thereunto duly authorized.


SIAM IMPORTS, INC.


By:
   --------------------------------------------------
   Name:
   Title:

SIAM ACQUISITION CORP..


By:
   --------------------------------------------------
   Name:
   Title:

VAUGHAN FOODS, INC.

By:
   --------------------------------------------------
   Mark E. Vaughan,
   President and Chief Executive Officer

                                    EXHIBIT A

                           VAUGHAN DISCLOSURE SCHEDULE
                                       TO
                          AGREEMENT AND PLAN OF MERGER
                                      AMONG
                               SIAM IMPORTS, INC.,
                              SIAM ACQUISITION CORP
                                       AND
                               VAUGHAN FOODS, INC.

             Dated as of November ___, 2005 (the "Merger Agreement") As Further Supplemented by Disclosure in the Memorandum

Capitalized terms used herein without definition have meanings ascribed to them in the Merger Agreement.

4.1 Organization and Qualification
     (a)  No exception.

     (b) Vaughan has a wholly owned subsidiary, Vaughan Transportation, Inc. d/b/a Vaughan Fresh Logistics, Inc. and as contemplated by the Memorandum, will become the parent of Allison's Gourmet Kitchens, Limited Partnership.

     (c) No exception.

     (d) (Minutes to be provided, as requested).

4.2  Capitalization
     Vaughan's articles of incorporation will be amended to authorize 20,000,000 shares of common stock and otherwise are required by the Merger Agreement. The Board of Directors will authorize the split of shares so that shares of common stock in the hands of the stockholders, after giving to the Placement, will increase to 11,580,000 shares.

4.3 Authorization
     (a) Resolutions are being adopted.

     (b) (i)   No exception
         (ii)  Cleveland  County  Industrial  Authority and mortgage and primary lenders must consent.
         (iii) No exception
         (iv)  No exception.

     (c) No exception

4.4 Financial Statements
     No exception

4.5 Absence of Certain Changes or Event
     None

4.6 Litigation
     None

4.7 Taxes
     No exception

4.8 Contracts
     No exception

4.9 Employee Benefit Plans
     Vaughan Foods 401(k) Plan

4.10 Compliance with Applicable Law
     No exception

4.11 Intellectual Property
     (a) No exception
     (b) The following trademarks:
     Fresh Fixins (Vaughan has applied for registration with the US Patent and Trademark Office of its Fresh Fixins trademark, and has been informed that it is being published for opposition.)
     Serve Fresh
     Deli Fresh
     Fresh Toss

(c) No exception

4.12 Properties
     No exception not disclosed in the notes (particularly Note 8) to the December 31, 2004 Consolidated Financial Statements.

4.13 Insurance
     No exception

4.14 Disclosure
     No exception

4.15 Brokers
Except for The Merit Group, which is entitled to a 5% commission. under a Financial Services Agreement dated August 11, 2004, and a merger and acquisition fee payable to Nite Captial LP.

4.16  Employees
     No exception

4.17  Directors and Officers
     No exception

4.18 In January 2001, Vaughan was notified by the City of Moore, Oklahoma that Vaughan would have to obtain a waste water permit. In February 2004, Vaughan received a notice that its plant's waste water was not satisfactory. In June, 2004, Vaughan began construction of a waste water treatment system. The system was completed in January, 2005 at a cost of approximately $800,000. Vaughan believes that the system is effective in treating the waste water released from the plant and is in compliance with waste water requirements of the City of Moore.

                                    EXHIBIT B

                            SIAM DISCLOSURE SCHEDULE

                                    EXHIBIT C
                    FORM OF LEGAL OPINION OF COUNSEL TO SIAM

               (Subject to customary qualification and exceptions)

     1. Siam is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority necessary to own, lease and operate its properties and to conduct its business as it is now being conducted. Vaughan is not required to be qualified to do business in any jurisdiction.

     2. Siam has no subsidiaries, other than SAC, and does not, directly or indirectly, own any equity, debt or similar interest in, or has the right to vote any interest in, any corporation, partnership, joint venture or other business association or entity, other than SAC. To our knowledge, Siam is not subject to any obligation or requirement to provide funds or to make any investment (in the form of a loan, capital contribution or otherwise) in or to any corporation, partnership, joint venture, limited liability company, or other business association or entity.

     3. SAC is a corporation validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as currently conducted.

     4. Each of Siam and SAC has all requisite corporate power and authority to execute, deliver and perform its obligations under the Agreement and Plan of Merger dated as of November __, 2005 among Vaughan, Siam and SAC (the "Merger Agreement") to which it is a party and each instrument required thereby to be executed and delivered by it at or prior to the Closing pursuant to the Merger Agreement (collectively, with the Merger Agreement, the "Transaction Documents.". The execution and delivery of, and the performance by Vaughan and SAC of their respective obligations under, the Transaction Documents to which either of them is a party, have been duly and validly authorized and approved by all requisite corporate action.

     5. Each of Siam and SAC has duly and validly executed and delivered the Transaction Documents to which it is a party and, the Transaction Documents constitute the legal, valid and binding obligations of Siam and SAC, enforceable in accordance with their respective terms.

     6. The execution and delivery of, and performance by each Siam and SAC of their respective obligations under the Transaction Documents to which it is a party do not conflict with or constitute a breach by, or default under, (i) any provision of its Articles of Incorporation or Bylaws, each as amended to date and currently in effect, (ii) any judgment, order or decree of any court or arbitrator to which it is subject, or (iii) any contract, agreement or other arrangement, whether written or oral, to which it is a party or by which its assets are bound (a "Siam Contract").

     8. To our knowledge, are no actions, suits, proceedings or investigations pending or threatened against Vaughan, SAC or any properties or assets of Vaughan or SAC which question the validity of the transactions contemplated by the Transaction Documents.

     9. The shares of Siam Common Stock to be issued to holders of Vaughan Common Stock pursuant to the Merger Agreement have been duly authorized and, upon effectiveness of the Merger and issuance in accordance with the provisions of the Merger Agreement, will be validly issued, fully-paid and nonassessable, free of any statutory or preemptive rights. The Siam Warrants and the Siam Unit Purchase Warrants to be issued by Siam pursuant to the Merger Agreement have been duly authorized by all necessary corporate action of Siam and, upon effectiveness of the Merger and issuance in accordance with the provisions of the Merger Agreement, will validly issued binding obligations of Siam in accordance with their respective terms.

     10. (a) Upon completion of the Merger and consummation of the Placement (as defined in Section 7.9 of the Merger Agreement), (A) the authorized capital stock of Siam will consist of 50.0 million shares of Siam Common Stock and 5.0 million shares of `blank check" preferred stock; and (B) 12.0 million shares of Siam Common Stock will be outstanding, consisting of 420,000 shares held by the pre-existing shareholders of Siam, 4.0 million shares held by investors pursuant to the Placement and 7.58 million shares issued pursuant to the terms of the Merger.

     (b) Upon completion of the Merger, there will be no outstanding options, warrants (other than the Siam Warrants and the Siam Unit Purchase Warrants), subscription rights (including any preemptive rights), calls, or commitments, or convertible notes or instruments of any character whatsoever to which Siam is a party or is bound, requiring or which could require the issuance, sale or transfer by Siam of any shares of capital stock of Siam or any securities convertible into or exchangeable or exercisable for, or rights to purchase or otherwise acquire, any shares of capital stock of Siam.

     11. All of the issued and outstanding shares of Siam Common Stock have been offered, issued and sold by Vaughan in transactions exempt from the registration requirements of the Securities Act and the rules thereunder and in compliance with applicable state securities laws. The outstanding shares of Siam were issued to, and are currently held, by persons who are not deemed "underwriters" under applicable federal securities laws.

     12. No consent, approval, order, authorization or other action of, notice to, or registration, declaration or filing with, to any governmental authority (including, without limitation, the SEC) or any other Person is required in connection with the execution and delivery of the Transaction Documents or the consummation by Vaughan of the transactions contemplated by the Transaction Documents, except such as have been obtained or made or as otherwise set forth in or specifically contemplated by the Merger Agreement.

     13. Upon the filing of the Merger Certificates with the Secretaries by SAC and, by Vaughan, if legally required. the Merger will become effective in accordance with and the effects set forth in the Merger Agreement and the applicable Corporation Laws.

     14. To our knowledge, Siam has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since the effective date of Vaughan's registration statement under the Exchange Act (collectively, the "SEC Documents") on a timely basis, or has received a valid extension of such time of filing. As of their respective dates, the SEC Documents complied in all material respects as to form with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

                                    EXHIBIT D

                FORM OF LOCKUP AND TRADING RESTRICTION AGREEMENTS

                                LOCK-UP AGREEMENT

                                                              ____________, 2005


Vaughan Foods, Inc.
216 N.E. 12th Street
Moore, Oklahoma 73160

Attention: Mr. Stan L. Gustas
           Vice President and Chief Financial Officer

     RE: VAUGHAN FOODS, INC., A NEVADA CORPORATION, FORMERLY KNOWN AS SIAM IMPORTS, INC.


Gentlemen:

     In consideration of the consummation today of the merger (the "Merger") of Siam Acquisition Corp., a Nevada corporation and wholly-owned subsidiary of Vaughan Foods, Inc., a Nevada corporation formerly known as Siam Imports, Inc. ( "Issuer"), with and into Vaughan Foods, Inc., an Oklahoma corporation ("Vaughan-Oklahoma"), the undersigned ( "Stockholder") hereby covenants and agrees as follows:

     1. Stockholder will not, during the period (the "Restricted Period") ending on the earlier to occur of (a) 180 days from the date hereof and (b) 45 days after the effective date of a registration statement filed by us with the U.S. Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended, covering securities of Issuer issued to investors in a private placement of securities offered by Vaughan-Oklahoma (the "Placement Securities") in exchange for the Placement Securities,

          (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Issuer's common stock listed on Schedule A hereto, representing in the aggregate 50.0% of the shares of Issuer's common stock deemed to be beneficially owned by the Stockholder in accordance with the rules and regulations of the SEC at the close of business on the date hereof (the "Restricted Shares"); or

          (ii) enter into any swap, option, futures, forward or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Restricted Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise.

The remaining 50.0% of Issuer's shares of common stock beneficially held by the Stockholder, subject to the completion of legal due diligence, shall not be subject to the trading restrictions and lockup created hereby.

     2. The provisions of Paragraph 1 above are in addition to the restrictions, if any, imposed by the rules and regulation of the SEC applicable to Stockholder.

     3. Stockholder hereby represents and warrants to Issuer that (a) Stockholder is not a party to any agreement or understanding that would cause a breach of this letter agreement if such agreement or understanding were entered into during the Restrictive Period and (b) Stockholder has full power and authority to enter into this letter agreement.

     4. In furtherance of the foregoing, Issuer and any duly appointed transfer agent for the registration or transfer of the Restricted Shares herein are hereby authorized to decline to make any transfer of securities, if such transfer would constitute a violation or breach of this Agreement or the rules and regulations of the SEC.

     5. All obligations of each Stockholder hereunder will be binding upon the successors, assigns, heirs or personal representatives of the Stockholders.

     6. THIS LOCK-UP AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OKLAHOMA, WITHOUT GIVING EFFECT TO THE CHOICE OF LAWS PRINCIPLES THEREOF.

                               Very truly yours*,

                               (If an entity)



                               ------------------------------------------------


                               by:
                                  ---------------------------------------------

                               Print Name:
                                          -------------------------------------

                               Title:
                                     ------------------------------------------

                               (If an individual)

                               ------------------------------------------------

                               Print Name:
                                          -------------------------------------

                         SCHEDULE A TO LOCKUP AGREEMENT

To be executed in respect of Issuer by Nite Capital, LP and its affiliates and other each Person or related group of Persons that holds, legally and/or beneficially, more than 5% of the Issuer's outstanding voting securities as of the time immediately prior to the Effective Time of the Merger, as such terms are defined the Agreement and Plan of Merger.

To be executed by Messrs Mark Vaughan and Vernon Brandt, as the control persons of the Issuer immediately following the Effective Time of the Merger